Exhibit 99.1

Press Release

Information for Investors:	Information for Media:

Steve Eagerton	Michelle Kersch
Black Knight	Black Knight
904.854.3683	904.854.5043
steven.eagerton@bkfs.com	michelle.kersch@bkfs.com

Black Knight Reports First Quarter 2021 Financial Results

Strong Performance Across All Key Financial Metrics; Raises Full Year 2021 Outlook

JACKSONVILLE, Fla. – May 6, 2021 - Black Knight, Inc. (NYSE: BKI), a leading provider of software, data and analytics solutions to the mortgage and consumer loan, real estate and capital markets verticals, today announced unaudited financial results for the first quarter of 2021, as compared to the prior year quarter.

First Quarter 2021 Highlights:

●	Revenues of $349.7 million, an increase of 20%
●	Adjusted revenues of $349.7 million, an increase of 20%; Organic revenue growth of 9%
●	Net earnings attributable to Black Knight of $54.1 million, an increase of 8%; Diluted EPS of $0.35, an increase of 3%; Net earnings margin of 13.0% compared to 17.2%
●	Adjusted EBITDA of $174.0 million, an increase of 24%; Adjusted EBITDA margin was 49.8%, an increase of 160 basis points
●	Adjusted net earnings of $87.5 million, an increase of 26%; Adjusted EPS of $0.56, an increase of 19%
●	Repurchased approximately 0.6 million shares of common stock for $46.7 million

First Quarter 2021 Segment Highlights:

Software Solutions

●	Revenues of $295.8 million, an increase of 21%; Organic revenue growth of 9%
●	EBITDA of $170.9 million, an increase of 23%; EBITDA margin of 57.8%, an increase of 80 basis points

Data and Analytics

●	Revenues of $53.9 million, an increase of 17%; Organic revenue growth of 11%
●	EBITDA of $19.7 million, an increase of 35%; EBITDA margin of 36.5%, an increase of 480 basis points

Commentary:

Black Knight Chairman Bill Foley said, "I am extremely pleased with our strong start to the year, where we saw robust performance across all of our businesses. The results are further evidence of the strength of our differentiated business model and the execution of our long-term growth strategy.”

Black Knight Chief Executive Officer Anthony Jabbour added, "I am very proud of our team's work over the last few years to act with urgency to deliver innovative, integrated solutions that help our clients grow revenue, expand margins and support regulatory compliance. We are seeing the results of these efforts in our strong sales and overall financial results, including the first quarter where we delivered Organic revenue growth of 9%, the highest rate since 2016, Adjusted EBITDA margin expansion of 160 basis points, and Adjusted EPS growth of 19%. We are confident in our outlook for 2021, and are raising our full-year revenue guidance to a range of $1,407 million to $1,428 million, our Adjusted EBITDA guidance to a range of $695 million to $711 million, and our Adjusted EPS guidance to a range of $2.16 to $2.24."

Other Highlights:

●	On March 16, 2021, we completed the acquisition of the cloud-based loan origination system of NexSpring Financial, LLC (“NexSpring”).
●	Dun & Bradstreet Holdings, Inc. (“DNB”) investment: We own approximately 54.8 million shares of DNB common stock, which had a fair value of approximately $1.3 billion before income taxes (approximately $1.1 billion after income taxes) based on DNB’s closing share price as of March 31, 2021.
●	As of March 31, 2021, we had cash and cash equivalents of $44.9 million, debt of $2,258.9 million and available capacity of $883.0 million on our revolving credit facility.

Business Outlook

The following forward-looking statements reflect Black Knight’s expectations as of today’s date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. Black Knight does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Black Knight’s updated full year 2021 outlook is as follows:

●	Revenues and Adjusted revenues are expected to be in the range of $1,407 million to $1,428 million, which represents growth of 14% to 15%; Organic revenue growth of 6% to 8% (compared to prior range of $1,394 million to $1,422 million, which represented growth of 13% to 15% and Organic revenue growth of 5% to 7%).
●	Adjusted EPS is expected to be in the range of $2.16 to $2.24 (compared to prior range of $2.11 to $2.22).
●	Adjusted EBITDA is expected to be in the range of $695 million to $711 million (compared to prior range of $689 million to $711 million).

Earnings Conference Call and Audio Webcast

Black Knight will host a conference call to discuss the first quarter 2021 financial results on May 6, 2021, at 8:30 a.m. ET. The conference call can be accessed live over the phone by dialing (855) 327-6838, or for international callers (604) 235-2082. A replay will be available from 11:30 a.m. ET on May 6, 2021, through May 13, 2021, by dialing (844) 512-2921, or for international callers (412) 317-6671. The replay passcode will be 10014107.

The call will also be webcast live from Black Knight’s investor relations website at https://investor.blackknightinc.com. Following completion of the call, a recorded replay of the webcast will be available on the website.

About Black Knight

Black Knight, Inc. (NYSE:BKI) is an award-winning software, data and analytics company that delivers innovation in the mortgage lending and servicing and real estate industries, as well as the capital and secondary markets. Businesses leverage our robust, integrated solutions across the entire homeownership life cycle to help retain existing customers, gain new customers, mitigate risk and operate more effectively.

Our clients rely on our proven, comprehensive, scalable products and our unwavering commitment to delivering superior client support to achieve their strategic goals and better serve their customers. For more information on Black Knight, please visit www.blackknightinc.com.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures, including Adjusted revenues, Organic revenue growth, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net earnings and Adjusted EPS. These are important financial measures for us, but are not financial measures as defined by generally accepted accounting principles ("GAAP"). The presentation of this financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, including determining a portion of executive compensation. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. By disclosing these non-GAAP financial measures, we believe we offer investors a greater understanding of, and an enhanced level of transparency into, the means by which our management operates the company.

These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, net earnings, net earnings per share, net earnings margin or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

Revenues, EBITDA and EBITDA margin for the Software Solutions and Data and Analytics segments are presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. These measures are reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, these measures are excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission’s ("SEC") Regulation G and Item 10(e) of Regulation S-K.

Adjusted revenues - We define Adjusted revenues as Revenues adjusted to include the revenues that were not recorded by Black Knight during the periods presented due to the deferred revenue purchase accounting adjustment recorded in accordance with GAAP. These adjustments are reflected in Corporate and Other.

Organic revenue growth - We define Organic revenue growth as Adjusted revenues, as defined above, for the current period compared to an adjusted revenue base for the prior period, which is adjusted to add pre-acquisition revenues of acquired businesses for a portion of the prior year matching the portion of the current year that we owned the acquired businesses.

Adjusted EBITDA - We define Adjusted EBITDA as Net earnings attributable to Black Knight, with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	Depreciation and amortization;
●	Impairment charges;

●	Interest expense, net;
●	Income tax expense;
●	Other expense (income), net;
●	Equity in (earnings) losses of unconsolidated affiliates, net of tax;
●	(Gains) losses on sale of investments in unconsolidated affiliate, net of tax;
●	Net earnings (losses) attributable to redeemable noncontrolling interests;
●	deferred revenue purchase accounting adjustment;
●	equity-based compensation, including certain related payroll taxes;
●	costs associated with debt and/or equity offerings;
●	acquisition-related costs, including costs pursuant to purchase agreements; and
●	costs associated with expense reduction initiatives.

These adjustments are reflected in Corporate and Other.

Adjusted EBITDA margin - Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Adjusted revenues.

Adjusted net earnings - We define Adjusted net earnings as Net earnings attributable to Black Knight with adjustments to reflect the addition or elimination of certain statement of earnings items including, but not limited to:

●	equity in (earnings) losses of unconsolidated affiliates, net of tax;
●	(gains) losses on sale of investments in unconsolidated affiliate, net of tax;
●	the net incremental depreciation and amortization adjustments associated with the application of purchase accounting;
●	deferred revenue purchase accounting adjustment;
●	equity-based compensation, including certain related payroll taxes;
●	costs associated with debt and/or equity offerings;
●	acquisition-related costs, including costs pursuant to purchase agreements;
●	costs associated with expense reduction initiatives;
●	costs and settlement (gains) losses associated with significant legal matters;
●	adjustment for income tax expense primarily related to the tax effect of the non-GAAP adjustments; and
●	adjustment for redeemable noncontrolling interests primarily related to the effect of the non-GAAP adjustments.

Adjusted EPS - Adjusted EPS is calculated by dividing Adjusted net earnings by the diluted weighted average shares of common stock outstanding.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Black Knight management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Black Knight undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks and uncertainties that forward-looking statements are subject to include, but are not limited to:

●	changes in general economic, business, regulatory and political conditions, including those resulting from pandemics such as COVID-19, particularly as they affect foreclosures and the mortgage industry;
●	the outbreak of COVID-19 and measures to reduce its spread, including the effect of governmental or voluntary actions such as business shutdowns and stay-at-home orders;

●	security breaches against our information systems or breaches involving our third-party vendors;
●	our ability to maintain and grow our relationships with our clients;
●	our ability to comply with or changes to the laws, rules and regulations that affect our and our clients’ businesses;
●	our ability to adapt our solutions to technological changes or evolving industry standards or to achieve our growth strategies;
●	our ability to protect our proprietary software and information rights;
●	the effect of any potential defects, development delays, installation difficulties or system failures on our business and reputation;
●	risks associated with the availability of data;
●	the effects of our existing leverage on our ability to make acquisitions and invest in our business;
●	our ability to successfully consummate, integrate and achieve the intended benefits of acquisitions;
●	risks associated with our investment in DNB and integrating and achieving the intended benefits of the acquisition of Optimal Blue, LLC (“Optimal Blue”); and
●	other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the SEC.

BLACK KNIGHT, INC.

Consolidated Balance Sheets

(In millions)

(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$44.9	$34.7
Trade receivables, net	182.5	182.2
Prepaid expenses and other current assets	83.5	70.4
Receivables from related parties	0.1	—
Total current assets	311.0	287.3
Property and equipment, net	161.2	163.1
Computer software, net	507.0	498.3
Other intangible assets, net	654.0	692.3
Goodwill	3,631.5	3,613.4
Investments in unconsolidated affiliates	475.6	470.5
Deferred contract costs, net	175.1	172.3
Other non-current assets	215.5	193.3
Total assets	$6,130.9	$6,090.5
LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable and other accrued liabilities	$86.9	$88.1
Accrued compensation and benefits	58.5	79.3
Current portion of debt	17.4	73.0
Deferred revenues	60.2	50.9
Total current liabilities	223.0	291.3
Deferred revenues	89.8	92.7
Deferred income taxes	283.9	284.0
Long-term debt, net of current portion	2,241.5	2,121.9
Other non-current liabilities	100.0	94.9
Total liabilities	2,938.2	2,884.8

Redeemable noncontrolling interests	578.0	578.0

Equity:
Additional paid-in capital	2,017.0	2,053.7
Retained earnings	812.0	757.4
Accumulated other comprehensive loss	(37.8)	(38.8)
Treasury stock, at cost	(176.5)	(144.6)
Total shareholders' equity	2,614.7	2,627.7
Total liabilities, redeemable noncontrolling interests and shareholders' equity	$6,130.9	$6,090.5

BLACK KNIGHT, INC.

Consolidated Statements of Earnings

(In millions, except per share data)

(Unaudited)

	Three months ended March 31,
	2021	2020
Revenues	$349.7	$290.7
Expenses:
Operating expenses	186.2	162.4
Depreciation and amortization	87.8	57.7
Transition and integration costs	7.9	2.4
Total expenses	281.9	222.5
Operating income	67.8	68.2
Other income and expense:
Interest expense, net	(20.3)	(14.7)
Other expense, net	(3.2)	(0.8)
Total other expense, net	(23.5)	(15.5)
Earnings before income taxes and equity in earnings of unconsolidated affiliates	44.3	52.7
Income tax expense	5.2	8.2
Earnings before equity in earnings of unconsolidated affiliates	39.1	44.5
Equity in earnings of unconsolidated affiliates, net of tax	6.4	5.6
Net earnings	45.5	50.1
Net losses attributable to redeemable noncontrolling interests	8.6	—
Net earnings attributable to Black Knight	$54.1	$50.1

Net earnings per share attributable to Black Knight shareholders:
Basic	$0.35	$0.34
Diluted (1)	$0.35	$0.34
Weighted average shares of common stock outstanding:
Basic	155.6	148.0
Diluted (1)	155.9	148.7

(1)	For the periods presented, dilutive securities include time-based and performance-based unvested restricted stock awards for which performance metrics have been achieved.

BLACK KNIGHT, INC.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three months ended March 31,
	2021	2020
Cash flows from operating activities:
Net earnings	$45.5	$50.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	87.8	57.7
Amortization of debt issuance costs and original issue discount	1.0	0.7
Loss on extinguishment of debt	2.5	—
Deferred income taxes, net	(1.8)	1.1
Equity in earnings of unconsolidated affiliates, net of tax	(6.4)	(5.6)
Equity-based compensation	9.4	10.7
Changes in assets and liabilities, net of acquired assets and liabilities:
Trade and other receivables, including receivables from related parties	0.4	(1.4)
Prepaid expenses and other assets	(32.5)	(5.3)
Deferred contract costs	(11.0)	(12.8)
Deferred revenues	6.4	(0.4)
Trade accounts payable and other liabilities	(23.9)	(34.3)
Net cash provided by operating activities	77.4	60.5
Cash flows from investing activities:
Additions to property and equipment	(5.2)	(3.5)
Additions to computer software	(24.7)	(18.2)
Business acquisitions, net of cash acquired	(20.0)	(50.4)
Asset acquisitions	(10.0)	(15.0)
Net cash used in investing activities	(59.9)	(87.1)
Cash flows from financing activities:
Revolver borrowings	167.8	246.6
Revolver payments	(98.5)	(140.6)
Term loan borrowings	1.6	—
Term loan payments	—	(7.8)
Purchases of treasury stock	(46.7)	—
Tax withholding payments for restricted share vesting	(22.7)	(18.2)
Finance lease payments	(1.2)	(2.3)
Debt issuance costs paid	(7.6)	—
Net cash (used in) provided by financing activities	(7.3)	77.7
Net increase in cash and cash equivalents	10.2	51.1
Cash and cash equivalents, beginning of period	34.7	15.4
Cash and cash equivalents, end of period	$44.9	$66.5
Supplemental cash flow information:
Interest paid, net	$(29.1)	$(13.9)
Income taxes paid, net	$(0.9)	$(0.4)

BLACK KNIGHT, INC.

Segment Information

(In millions)

(Unaudited)

	Three months ended March 31, 2021
	Software	Data and	Corporate
	Solutions	Analytics	and Other		Total
Revenues	$295.8	$53.9	$—	(1)	$349.7
Expenses:
Operating expenses	124.9	34.2	27.1	(2)	186.2
Transition and integration costs	—	—	7.9	(3)	7.9
EBITDA	170.9	19.7	(35.0)		155.6
Depreciation and amortization	31.2	3.8	52.8	(4)	87.8
Operating income (loss)	139.7	15.9	(87.8)		67.8
Interest expense, net					(20.3)
Other expense, net					(3.2)
Earnings before income taxes and equity in earnings of unconsolidated affiliates					44.3
Income tax expense					5.2
Earnings before equity in earnings of unconsolidated affiliates					39.1
Equity in earnings of unconsolidated affiliates, net of tax					6.4
Net earnings					45.5
Net losses attributable to redeemable noncontrolling interests					8.6
Net earnings attributable to Black Knight					$54.1

	Three months ended March 31, 2020
	Software	Data and	Corporate
	Solutions	Analytics	and Other		Total
Revenues	$244.7	$46.1	$(0.1)	(1)	$290.7
Expenses:
Operating expenses	105.3	31.5	25.6	(2)	162.4
Transition and integration costs	—	—	2.4	(3)	2.4
EBITDA	139.4	14.6	(28.1)		125.9
Depreciation and amortization	30.3	4.0	23.4	(4)	57.7
Operating income (loss)	109.1	10.6	(51.5)		68.2
Interest expense, net					(14.7)
Other expense, net					(0.8)
Earnings before income taxes and equity in earnings of unconsolidated affiliates					52.7
Income tax expense					8.2
Earnings before equity in earnings of unconsolidated affiliates					44.5
Equity in earnings of unconsolidated affiliates, net of tax					5.6
Net earnings					$50.1

(1)	Revenues for Corporate and Other represent deferred revenue purchase accounting adjustments recorded in accordance with GAAP.
(2)	Operating expenses for Corporate and Other includes equity-based compensation, including certain related payroll taxes, of $10.5 million and $11.7 million for the three months ended March 31, 2021 and 2020, respectively.
(3)	Transition and integration costs primarily consists of costs associated with acquisitions.
(4)	Depreciation and amortization for Corporate and Other primarily represents net incremental depreciation and amortization adjustments associated with the application of purchase accounting recorded in accordance with GAAP.

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In millions)

(Unaudited)

Reconciliation of Revenues to Adjusted Revenues and Organic Revenue Growth

	Three months ended March 31,
	2021	2020			Organic
			Pre-acquisition	Adjusted	revenue
	As reported	As reported	revenues(1)	base	growth
Software Solutions	$295.8	$244.7	$27.7	$272.4	9%
Data and Analytics	53.9	46.1	2.3	48.4	11%
Corporate and Other	—	(0.1)
Revenues	349.7	290.7
Deferred revenue purchase accounting adjustment	—	0.1
Adjusted revenues	$349.7	$290.8	$30.0	$320.8	9%

(1)	Includes pre-acquisition revenues of Optimal Blue, Collateral Analytics, LLC (“Collateral Analytics”), DocVerify and NexSpring for the three months ended March 31, 2020.

Reconciliation of Net Earnings to Adjusted EBITDA

	Three months ended March 31,
	2021	2020
Net earnings attributable to Black Knight	$54.1	$50.1
Depreciation and amortization	87.8	57.7
Interest expense, net	20.3	14.7
Income tax expense	5.2	8.2
Other expense, net	3.2	0.8
Equity in earnings of unconsolidated affiliates, net of tax	(6.4)	(5.6)
Net losses attributable to redeemable noncontrolling interests	(8.6)	—
EBITDA	155.6	125.9
Deferred revenue purchase accounting adjustment	—	0.1
Equity-based compensation(1)	10.5	11.7
Debt and/or equity offering expenses	—	0.2
Acquisition-related costs	7.3	1.4
Expense reduction initiatives	0.6	0.8
Adjusted EBITDA	$174.0	$140.1
Net earnings margin	13.0%	17.2%
Adjusted EBITDA margin	49.8%	48.2%

(1)	Includes accelerated recognition of equity-based compensation expense of $0.2 million for the three months ended March 31, 2020.

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(In millions, except per share data)

(Unaudited)

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three months ended March 31,
	2021	2020
Net earnings attributable to Black Knight	$54.1	$50.1
Equity in earnings of unconsolidated affiliates, net of tax	(6.4)	(5.6)
Depreciation and amortization purchase accounting adjustment (1)	52.9	23.6
Deferred revenue purchase accounting adjustment	—	0.1
Equity-based compensation (2)	10.5	11.7
Debt and/or equity offering expenses	2.2	0.2
Acquisition-related costs	7.3	1.4
Expense reduction initiatives	0.6	0.8
Legal matters	0.9	0.8
Income tax expense adjustment	(22.1)	(13.7)
Redeemable noncontrolling interests adjustment (3)	(12.5)	—
Adjusted net earnings	$87.5	$69.4

Adjusted EPS	$0.56	$0.47
Weighted average shares outstanding, diluted	155.9	148.7

(1)	Components of the depreciation and amortization purchase accounting adjustment are as follows:

	Three months ended March 31,
	2021	2020
Other intangible assets	$38.8	$13.0
Computer software	13.9	10.7
Property and equipment	0.2	0.2
Deferred contract costs	—	(0.3)
Depreciation and amortization purchase accounting adjustment	$52.9	$23.6

(2)	Includes accelerated recognition of equity-based compensation expense of $0.2 million for the three months ended March 31, 2020.
(3)	For the three months ended March 31, 2021, the redeemable noncontrolling interests adjustment primarily includes the effect of the net incremental depreciation and amortization adjustments associated with the application of purchase accounting.

BLACK KNIGHT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(In millions)

(Unaudited)

Reconciliation of Revenue Growth to Adjusted Revenue Growth and Organic Revenue Growth

	Fiscal Year 2021 Guidance		Fiscal Year 2020
				Pre-acquisition	Adjusted
	Low	High	As reported	revenues(1)	base
Revenues and Adjusted revenues	$1,407	$1,428	$1,239	$86	$1,325
Revenue and Adjusted revenue growth	14%	15%
Organic revenue growth	6%	8%

(1)	Includes pre-acquisition revenues of Optimal Blue, Collateral Analytics, DocVerify and NexSpring for the year ended December 31, 2020.